UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2008
Federal Signal Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-693	36-1063330
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1415 W. 22nd Street, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)
(630) 954-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
     On August 1, 2008, James E. Goodwin, Interim President and Chief Executive Officer of Federal Signal Corporation (the “Company”) sent a letter to all employees of the Company to provide updates on the Company’s financial performance, the pending sale of the E-One business and the search for a permanent Chief Executive Officer. A copy of the letter is furnished as Exhibit 99.1 attached hereto.
     On August 6, 2008, James E. Goodwin, Interim President and Chief Executive Officer of the Company sent a letter to all employees of the Company to comment on statements made by shareholder Warren B. Kanders in a news release issued August 6, 2008. A copy of the letter is furnished as Exhibit 99.2 attached hereto.
     The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
          99.1 Letter dated 8/1/08 from James E. Goodwin to Federal Signal Corporation employees
          99.2 Letter dated 8/6/08 from James E. Goodwin to Federal Signal Corporation employees

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FEDERAL SIGNAL CORPORATION
Dated: August 7, 2008	By:	/s/ Stephanie K. Kushner
Stephanie K. Kushner
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter from James E. Goodwin to Federal Signal Corporation employees dated 8/01/08
99.2	Letter from James E. Goodwin to Federal Signal Corporation employees dated 8/06/08